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                                                                   EXHIBIT 4.02

                   5.864% Cumulative Preferred Stock, Series M

                                                                CUSIP 894190 842


                           Travelers Group Inc.
         Incorporated under the laws of the State of Delaware
                 5.864% Cumulative Preferred Stock, Series M
                        $1.00 par value per share


                        The Bank of New York, as Depositary under a Deposit Agreement dated as of October 3, 1997 among Travelers Group Inc., The Bank of New York and Holders of Depositary Receipts issued thereunder
                        This Certifies that ______________________________is the
                        owner of __________________________________ Shares of
                        the above Corporation transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this _____________ day of ____________________ A.D. 19___

COUNTERSIGNED AND REGISTERED
  THE BANK OF NEW YORK

              TRANSFER AGENT                          --------------------------
              AND REGISTRAR                           President


                                                      --------------------------
                                                      Secretary

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The Corporation will furnish without charge to any registered stockholder who so requests, a copy or summary of the Certificate of Designation setting forth the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of Travelers Group Inc., 388 Greenwich Street, New York, New York 10013.



This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation, as amended (copies of which are on file at the Office of the Transfer Agent) to all of which the holder hereof by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.









         For Value Received,___________ hereby sell, assign and transfer unto please insert social security or other
   identifying number of assignee

______________________________________________________________________________
___________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________________ Attorney to
transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

          Dated____________________ 19____

               In presence of                _______________________________

_______________________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

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